SECURED PROMISSORY NOTE
                             NOTE AND AGREEMENT

$ 400,000.00                                                    2 July 2003

  For value received, the undersigned, Petrol Oil and Gas Inc. (POGI) whose principal place of business is 6265 S. Stevenson Way, Las Vegas, NV 89120, and registered to do business in Nevada USA, promises to pay to the order of CPA Directed Investments, (CPA) whose address is 13700 Six Mile Cypress Parkway, Fort Myers, FL, $400,000.00 with interest at the rate of 10 % per annum. Payment shall be made in a full as a lump sum, which shall be the balance due on this note.


                                SECTION ONE.

                                  SECURITY
  To secure the payment of this note a share certificate in the amount of 1,000,000 shares of POGI restricted common stock will be issued in the name of CPA Directed Investments. This share certificate will be held by CPA until such time as the loan and interest are paid in full as described in this Note at which time CPA will surrender the share certificate to POGI for cancellation. This share certificate shall be in this agreement collectively referred to as "collateral."

                                SECTION TWO.

                                    TERM
     The term of the loan shall be 180 days from the date the full $400,000.00 loan amount is transferred to POGI from CPA, or 30 days following POGI receiving funds from its public offering, whichever occurs first.


                               SECTION THREE.

                                   DEFAULT
  The occurrence of any of the following events shall constitute a default:
  A. Nonpayment, when due, of any amount payable under this note and agreement or failure of POGI to perform any agreement contained in this agreement.

  B. Any material false or misleading statement, representation, or warranty of POGI in this agreement or in any other writing at any time furnished by POGI to CPA.

  C. Insolvency or inability of POGI to pay debts as they mature, the making by POGI of an assignment for the benefit of creditors, or institution of any proceeding by or against POGI alleging that POGI is insolvent or unable to pay debts as they mature.

  D.   Entry of any judgment against POGI.

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  E.   Dissolution, merger or consolidation of POGI, or transfer of a substantial part of POGI property.

                                SECTION FOUR.

                                  REMEDIES
  On any default under this agreement, all remaining amounts of this loan on this note shall, at the option of CPA, become immediately due and payable, and CPA may exercise at any time any rights and remedies available to it under applicable law of the state of Nevada. POGI shall, in case of default, provide the appropriate notifications to POGI's transfer agent that will permit CPA to have voting rights assigned to the collateral. POGI shall pay all costs incurred by CPA in collecting note and enforcing the rights of CPA under this agreement, including reasonable attorney fees and legal expenses.


                                SECTION FIVE.

                                   NOTICE
  POGI waives presentment, demand, notice of dishonor, protest and all other notices whatsoever. CPA may from time to time extend or renew the note for any period, regardless of whether for a longer period than the original period of the note, and grant any releases, compromises or indulgences with respect to the note, any extension or renewal of the note or any security for the note or to any party liable under the note or this agreement, all without notice to or consent of POGI and without affecting the liability of POGI under this note and agreement.

                                SECTION SIX.

                                   WAIVER
  No delay by CPA in the exercise of any right or remedy under this note and agreement shall operate as a waiver of the same, and no single or partial exercise by CPA of any such right or remedy shall preclude other or further exercise of the same or the exercise of any other right or remedy.


                               SECTION SEVEN.

                           CONSTRUCTION AND EFFECT
  This combined note and security agreement has been delivered at CPA Directed Investments, (CPA) 13700 Six Mile Cypress Parkway, Fort Myers, FL, and shall be construed in accordance applicable laws of Nevada. Whenever possible, each provision of this note and agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, if any such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this note and agreement.


                               SECTION EIGHT.

                                 ARBITRATION
Any controversy, claim, or breach arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Las Vegas, Clark County, Nevada in accordance with the rules of the American Arbitration Association and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction thereof. The non-prevailing party shall reimburse the prevailing party for its reasonable attorney's fees and other costs and expenses related to the arbitration


                                SECTION NINE.

                      BORROWER WARRANTS AND REPRESENTS
  Borrower warrants and represents that it is authorized to execute this Promissory Note and that in doing so, Borrower's execution of this Promissory Note does not violate any law, contract, agreement or the Articles of Organization or the By-laws of the Borrower.


  The rights and privileges of CPA under this note and agreement shall inure to the benefit of its successors and assigns.

  This note and agreement has been executed at CPA Directed Investments,
(CPA) 13700 Six Mile Cypress Parkway, Fort Myers, FL the day and year first above written.


Signed:

/S/Paul Branagan
     PAUL BRANAGAN
     President
     Petrol Oil and Gas Inc.